Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
NATIONAL HEALTHCARE PROPERTIES, INC.
For Tenders of
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock
at a Cash Purchase Price of $22.50 Per Share
and
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock
at a Cash Purchase Price of $22.50 Per Share
For a Maximum Aggregate Purchase Price in Cash of up to $100 Million
THE OFFERS, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 2026, OR ANY OTHER DATE AND TIME TO WHICH THE COMPANY EXTENDS EITHER OR BOTH OF THE OFFERS (SUCH DATE AND TIME WITH RESPECT TO EITHER OFFER, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto (this “Notice”), must be used to accept the Offers (as defined below) if you want to tender your shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Shares”) and/or 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Shares,” and, together with the Series A Shares, the “Shares”), but:
•	your certificates for the Shares are not immediately available or cannot be delivered to the Depositary (see deliveries instructions below) by the Expiration Date;
•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or
•	your other required documents cannot be delivered to the Depositary by the Expiration Date, in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated May 18, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by email (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase.
Deliver to:
Computershare
the Depositary for the Offers

By Mail:	By Overnight Courier:
Computershare	Computershare
c/o Voluntary Corporate Actions (COY: HTIA)	c/o Voluntary Corporate Actions (COY: HTIA)
PO Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

FOR THIS NOTICE TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT THE ADDRESS LISTED ABOVE PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO NATIONAL HEALTHCARE PROPERTIES, INC. OR TO GEORGESON LLC, THE INFORMATION AGENT, WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO COMPUTERSHARE TRUST COMPANY, N.A. WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.
This Notice is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
VOLUNTARY CORPORATE ACTION (COY: HTIA)

Ladies and Gentlemen:
The undersigned hereby tenders to National Healthcare Properties, Inc., a Maryland corporation (“NHP”), upon the terms and subject to the conditions set forth in NHP’s Offer to Purchase dated May 18, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) up to a maximum aggregate purchase price in cash of $100 million consisting of (i) its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, for a purchase price of $22.50 per share in cash (the “Series A Offer”) and (ii) its 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, for a purchase price of $22.50 in cash (the “Series B Offer”), less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, the related Letter of Transmittal and the other materials filed as exhibits to NHP’s Tender Offer Statement on Schedule TO (which, together with any amendments or supplements thereto, collectively constitute the “Offers”), receipt of which is hereby acknowledged, the number of Series A Shares and/or Series B Shares, listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Number of Series A Shares to be tendered:       Series A Shares.
Number of Series B Shares to be tendered:       Series B Shares.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW
VOLUNTARY CORPORATE ACTION (COY: HTIA)

ODD LOTS
(SEE SECTION 1 OF THE OFFER TO PURCHASE AND INSTRUCTION (6) OF
THE LETTER OF TRANSMITTAL)
As described in Section 1 of the Offer to Purchase, under certain conditions, within each Offer, stockholders holding fewer than an aggregate of 100 Series A Shares or Series B Shares may have their respective Shares tendered at the Purchase Price accepted for purchase before any proration of other tendered Series A Shares or Series B Shares, as applicable. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Series A Shares or Series B Shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Series A Shares or Series B Shares, as applicable. Accordingly, this section is to be completed only if Series A Shares or Series B Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Series A Shares or Series B Shares, as applicable. The undersigned either (check one box for either or both series that apply):
If you are tendering Series A Shares:

☐	is the beneficial or record owner of an aggregate of fewer than 100 Series A Shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Series A Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Series A Shares and is tendering all of such Shares.

If you are tendering Series B Shares:

☐	is the beneficial or record owner of an aggregate of fewer than 100 Series B Shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Series B Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Series B Shares and is tendering all of such Shares.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):
Address(es):
(Include Zip Code)

Area code and telephone number:

☐	If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

PLACE MEDALLION GUARANTEE STAMP BELOW

VOLUNTARY CORPORATE ACTION (COY: HTIA)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule l4e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule l4e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, by 5:00 p.m., New York City time, within one trading day (as defined in the Letter of Transmittal) following the Expiration Date.
The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2026

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.
VOLUNTARY CORPORATE ACTION (COY: HTIA)